UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 5, 2015

Commission File Number: 001-35768

WASHINGTONFIRST BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA	26-4480276
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11921 Freedom Drive, Suite 250, Reston, Virginia 20190
(Address of principal executive offices) (Zip Code)

(703) 840-2410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
On October 5, 2015, WashingtonFirst Bankshares, Inc. (the "Company") entered into a Subordinated Note Purchase Agreement (the "Purchase Agreement") with each of sixteen accredited investors (the "Purchasers") pursuant to which the Company sold $25 million in aggregate principal amount of its 6.00% Fixed-to-Floating Rate Subordinated Notes due October 2025 (the "Notes") to the Purchasers at a price equal to 100% of the aggregate principal amount of the Notes. Each Purchase Agreement contains certain customary representations, warranties and covenants made by the Company, on the one hand, and the respective Purchasers, on the other hand.
The Notes were offered and sold in reliance on the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder. Accordingly, the Notes were offered and sold exclusively to persons who are "accredited investors" within the meaning of Rule 501(a) of Regulation D.
Also on October 5, 2015, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Under the terms of the Registration Rights Agreement, the Company has agreed to take steps, within certain time periods following the closing date for the issuance of the Notes (the “Closing Date”) as specified in the Registration Rights Agreement, to provide for the exchange of the Notes for subordinated notes that are registered with the Securities and Exchange Commission (“SEC”) and have substantially the same terms as the Notes. Among other things, the Company has agreed to file an exchange offer registration statement with the SEC not later than 90 days after the Closing Date, to use its reasonable best efforts to cause such exchange offer registration statement to be declared effective by the SEC no later than the 120th day after the Closing Date, and to use its reasonable best efforts to complete the exchange offer within 45 days after the effectiveness of the exchange offer registration statement. The Company would be required to pay additional interest, as specified in the Registration Rights Agreement, if it fails to comply with its registration obligations within the time periods specified in the Registration Rights Agreement.
A form of the Purchase Agreement is attached as Exhibit 10.25 to this Current Report on Form 8-K and is incorporated herein by reference. A form of the Registration Rights Agreement is attached as Exhibit 10.26 to this Current Report on Form 8-K and is incorporated herein by reference. The descriptions herein of the Purchase Agreements and the Registration Rights Agreement are summaries, do not purport to be complete and are qualified in their entirety by reference to the forms of the Purchase Agreement and the Registration Rights Agreement, respectively.
The Notes were issued under an Indenture, dated October 5, 2015 (the “Indenture”), by and between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The Trustee will also serve as the initial paying agent and registrar with respect to the Notes.
The Notes have a maturity date of October 15, 2025 and bear interest at a fixed rate of 6.00% per year, from and including October 5, 2015 to but excluding October 15, 2020, computed on the basis of a 360-day year consisting of twelve 30-day months, payable semi-annually in arrears. From and including October 15, 2020 to but excluding October 15, 2025, the Notes will bear interest at a floating rate equal to the then current three month LIBOR rate plus 457 basis points, computed on the basis of a 360-day year and the actual number of days elapsed, and payable quarterly in arrears. The Notes are not convertible or exchangeable for any of the equity securities, other securities or assets of the Company or any subsidiary and are not subject to redemption at the option of the holder. The Company may redeem the Notes, in whole but not in part, under certain limited circumstances related to tax, regulatory capital or other events as set forth in the Indenture. On or after October 15, 2020 the Company may redeem the Notes, in whole or in part, at its option. Any redemption by the Company would be at a redemption price equal to 100% of the principal amount of the Notes being redeemed, together with any accrued and unpaid interest on the Notes being redeemed to but excluding the date of redemption.
Principal and interest on the Notes are subject to acceleration in the event of certain bankruptcy-related events with respect to the Company. The Notes are unsecured, subordinated obligations of the Company and rank junior in right to payment to the Company’s current and future senior indebtedness.
The Indenture and the forms of Note are attached as Exhibits 4.4 and 4.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions of the Indenture and the Notes herein are summaries, do not purport to be complete and are qualified in their entirety by reference to the Indenture and forms of Notes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.
Item 7.01. Regulation FD Disclosure.
On October 6, 2015, the Company issued a press release, a copy of which is being furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

The information included or incorporated in Item 7.01 of this current report, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 8.01. Other Events.
In its October 6, 2015 Press Release, the Company announced that it has redeemed the remaining 8,898 shares of its Series D Preferred Stock ("Series D Preferred Stock") that had been issued to the Secretary of the Treasury ("Treasury") in August 2011 through the Company's participation in the Small Business Lending Fund ("SBLF"). The shares of Series D Preferred Stock were redeemed at their liquidation value of $1,000 per share plus accrued dividends through October 5, 2015, for a total redemption price of approximately $8.9 million.
The redemption was approved by the Company's primary federal regulator and funded using the proceeds of the Subordinated Debt Offering. After the redemption, the Company and its wholly-owned banking subsidiary, WashingtonFirst Bank (the "Bank") will continue to have capital in excess of minimum regulatory requirements and at levels that qualify as "well capitalized" under applicable regulatory guidelines.
Finally, the Company announced that the remaining net proceeds of the Subordinated Debt Offering have been injected into the Bank as equity capital, and that the Bank has used a portion of such capital to redeem $2.5 million of its outstanding 8% subordinated notes maturing in 2021.
Item 9.01 Financial Statements and Exhibits
(a)Not applicable.
(b)Not applicable.
(c)Not applicable.
(d)Exhibits.

Number	Description
4.4	Indenture, dated October 5, 2015, by and between WashingtonFirst Bankshares, Inc., as Issuer, and Wilmington Trust, National Association, as Trustee
4.5	Forms of 6.00% Fixed-to-Floating Subordinated Notes due 2025 (included as Exhibit A-1 and Exhibit A-2 in Exhibit 4.4 filed herewith)
10.25	Form of Subordinated Note Purchase Agreement, dated October 5, 2015, by and between WashingtonFirst Bankshares, Inc. and each purchaser of subordinated notes
10.26	Form of Registration Rights Agreement, dated October 5, 2015, by and among WashingtonFirst Bankshares, Inc. and purchasers of subordinated notes
99.1	Press release issued by WashingtonFirst Bankshares, Inc. dated October 6, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
WASHINGTONFIRST BANKSHARES, INC.

October 6, 2015	/s/ Matthew R. Johnson
Date	Matthew R. Johnson
Executive Vice President and Chief Financial Officer

Exhibit Index

Number	Description
4.4	Indenture, dated October 5, 2015, by and between WashingtonFirst Bankshares, Inc., as Issuer, and Wilmington Trust, National Association, as Trustee
4.5	Forms of 6.00% Fixed-to-Floating Subordinated Notes due 2025 (included as Exhibit A-1 and Exhibit A-2 in Exhibit 4.4 filed herewith)
10.25	Form of Subordinated Note Purchase Agreement, dated October 5, 2015, by and between WashingtonFirst Bankshares, Inc. and each purchaser of subordinated notes
10.26	Form of Registration Rights Agreement, dated October 5, 2015, by and among WashingtonFirst Bankshares, Inc. and purchasers of subordinated notes
99.1	Press release issued by WashingtonFirst Bankshares, Inc. dated October 6, 2015